UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire	03773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2008, the U.S. Treasury announced a plan to place Fannie Mae under conservatorship under the authority of the Federal Housing Finance Agency (“FHFA”). As of September 30, 2008, New Hampshire Thrift Bancshares, Inc. (the “Company”) owned 20,000 shares of preferred securities issued by Fannie Mae, Series F, par value $50.00 per share, with an adjusted book value of $66,000. Based on the recent actions by the U.S. Treasury, the decrease in the fair market value has resulted in an other-than-temporary impairment non-cash charge recognized during the quarter ending September 30, 2008. The non-cash after-tax charge of $497,614 had minimal impact on the Company’s capital position and the Company remains well-capitalized at September 30, 2008.

Additionally, the FHFA has suspended dividend payments on the preferred stock of Fannie Mae which, for the Company, totals approximately $30,000 pre-tax, annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2008	NEW HAMPSHIRE THRIFT BANCSHARES, INC.

	By:	/s/ Stephen R. Theroux
	Name:	Stephen R. Theroux
	Title:	President and Chief Financial Officer